SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT, dated August 17, 2006, among Greg Crowe (“Seller”), Duncan Budge (“Purchaser”), and Liberty Petroleum Inc., a Canadian corporation (the “Company”).

WHEREAS, Seller is the owner of 14,000,000 common shares (the “Shares”) of the Company;

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of Seller’s rights, title, and interest in and to the Shares;

WHEREAS, pursuant to an Agreement, dated April 30, 2005, between Seller and the Company (the “April 2005 Agreement”), the Shares are subject to subject to an irrevocable option previously granted by Seller to the Company, which option grants the Company the right to redeem all or any portion of the Shares at any time at an exercise price of CDN $0.01 per share; and

WHEREAS, the Purchaser agrees to accept the Shares subject to the terms and provisions of the April 2005 Agreement.

NOW THEREFORE, the parties hereto agree as follows:

1.          Sale. Seller hereby sells the Shares to the Purchaser for a price of CDN $0.0001 per share and Seller hereby accepts, all of Seller’s rights, title, and interest in and to the Shares. Given the fact that no stock certificates have been issued evidencing the Shares, said Agreement of the Shares shall be evidenced by execution and delivery of this Agreement and a stock power duly executed in blank, or other instruments of transfer in form and substance reasonably satisfactory to Purchaser and the Company.

2.        Representations and Warranties of Seller. In consideration of Purchaser’s acceptance of the Shares, Seller represents and warrants to Purchaser and the Company as follows:

2.1        Authority. Seller has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof.

2.2        Ownership. Seller is the sole record and beneficial owner of the Shares, has good and marketable title to the Shares, free and clear of all Encumbrances (defined below), other than Encumbrances provided under the April 2005 Agreement and under applicable securities laws, and has full legal right and power to sell, transfer and deliver the Shares to

Purchaser. “Encumbrances” means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the execution and delivery of this Agreement, Purchaser will receive good and marketable title to the Shares, free and clear of all Encumbrances, other than Encumbrances under the April 2005 Agreement and under applicable securities laws. There are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares.

2.3       No Further Interests. Neither Seller nor any of his affiliates has any interest, direct or indirect, in any shares of capital stock or other equity in the Company or has any other direct or indirect interest in any tangible or intangible property which the Company uses or has used in its business, or has any direct or indirect outstanding indebtedness to or from the Company, or related, directly or indirectly, to its assets, other than the Shares.

2.4        Valid Issuance. The Shares are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights.

2.5       No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Seller is a party or by which he is bound, or to which the Shares are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Seller or the Shares.

2.6        No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Seller of any of the transactions on its part contemplated under this Agreement.

2.7        Release. Seller and his agents, representatives, heirs and affiliates and their respective successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release, and forever discharge the Company and its employees, stockholders, officers, directors, agents, representatives and direct and indirect affiliates and their respective successors and assigns, and all persons, firms, corporations, and organizations acting on their behalf (collectively referred to as the “Company Related Entities”) of and from any and all actions, causes of actions, suits, debts, charges, demands, complaints, claims, administrative proceedings, liabilities, obligations, promises, agreements, controversies, damages and expenses (including but not limited to compensatory, punitive or liquidated damages, attorney’s fees and other costs and expenses incurred), of any kind or nature whatsoever, in law or equity, whether presently known or unknown (collectively, the “Claims”), which any of the Releasors ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever against any of the Company Related Entities.

3.	Representations and Warranties of Purchaser.

3.1        Restricted Securities. Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended, or registered or qualified under any the securities laws of any state or other jurisdiction, are “restricted securities,” and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available. Each certificate for any Shares shall bear a legend to the foregoing effect.

3.2       Legends. Purchaser understands that the Shares are subject to the April 2005 Agreement, and that the certificates evidencing the Shares shall contain a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such shares):

THE SECURITES REPRESENTED HEREBY ARE SUBJECT TO AN OPTION PURSUANT TO THE AGREEMENT DATED AS OF APRIL 30, 2005 BY AND BETWEEN LIBERTY PETROLEUM INC. AND GREG CROWE, AND THE AGREEMENT, DATED AUGUST 17, 2006, BY AND BETWEEN GREG CROWE, DUNCAN BUDGE, AND LIBERTY PETROLEUM INC.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH DISPOSITION IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

4.	Indemnification; Survival.

4.1        Indemnification. Each party hereto shall jointly and severally indemnify and hold harmless the Company, the other party, and such other party’s agents, beneficiaries, affiliates, representatives and their respective successors and assigns (collectively, the “Indemnified Persons”) from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) (collectively, “Losses”) resulting directly or indirectly from (a) any inaccuracy, misrepresentation, breach of warranty or non-fulfillment of any of the representations and warranties of such party in this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, (b) any failure by such party to perform or comply with any agreement, covenant or obligation in this Agreement.

4.2       Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof until the expiration of the applicable statute of limitations.

5.	Miscellaneous.

5.1         Further Assurances. From time to time, each party shall take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

5.2       Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(1)	If to Seller:
Gregory Crowe
1679 Eaglecliff Road

Bowen Island, BC, Canada

V0N 1G0

(2)	If to Purchaser:

Duncan Budge

4556 Marineview Crescent

North Vancouver, B.C., Canada, V7R 3P2

(3)	If to the Company

Liberty Petroleum Inc.

999 West Broadway, Suite 720

Vancouver, British Columbia, Canada

V5Z 1K5

Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

5.3       Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the Province of British Columbia, Canada, without giving effect to principles of conflicts of law.

5.5        Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

__/s/___________________________
GREG CROWE

__/s/___________________________
DUNCAN BUDGE

LIBERTY PETROLEUM INC.

By:	__/s/____________________
Name:	Paul Uppal
Title:	President